EXHIBIT 24.1

SPRINT CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Sprint Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Marcelo Claure, Tarek Robbiati, Stefan K. Schnopp and Jorge Gracia, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Registrant’s common stock, par value $0.01 per share, issuable in connection with the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 1st day of November 2016.

Signature	Title

/s/ Marcelo Claure	Chief Executive Officer, President and Director
Marcelo Claure	(Principal Executive Officer)

/s/ Tarek Robbiati	Chief Financial Officer
Tarek Robbiati	(Principal Financial Officer)

/s/ Paul W. Schieber, Jr.	Vice President and Controller
Paul W. Schieber, Jr.	(Principal Accounting Officer)

/s/ Masayoshi Son	Chairman
Masayoshi Son

/s/ Ronald D. Fisher	Vice Chairman
Ronald D. Fisher

/s/ Gordon M. Bethune	Director
Gordon M. Bethune

/s/ Julius Genachowski	Director
Julius Genachowski

/s/ Michael G. Mullen	Director
Michael G. Mullen

/s/ Sara Martinez Tucker	Director
Sara Martinez Tucker